Exhibit 99.1

[LOGO]

MWI Company Overview and Fiscal Year 2008 Review Jim Cleary Mary Pat Thompson

Disclaimer/Forward-Looking Statements This presentation may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed in our Annual Report on Form 10-K, may cause results to differ materially from those anticipated in forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Potential investors should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

MWI Mission Statement MWI will be the best resource to the veterinary profession by delivering superior value, efficiency and innovation.

MWI Core Values MWI’s culture is driven by our five core values of customer service, integrity, dedication, innovation and quality. With a history of over 30 years in veterinary distribution, we believe we have developed a strong culture and business model for the future.

Our Company Leading distributor of animal health products to veterinarians across U.S. Over 30 years of operating history 19,000+ veterinary practices nationwide 15,000+ products sourced from 500+ vendors Strong financial performance

MWI Locations

MWI’s Revenue Mix

The MWI Edge: Broad Product Portfolio Over 15,000 products stocked in MWI warehouses Over 7,000 additional products available by special order Continually evaluate product portfolio to improve offerings Key products include: Pharmaceuticals, Vaccines and Parasiticides Diagnostics, Capital Equipment and Supplies Veterinary Pet Food and Nutritional Products

The MWI Edge: Broad Product Portfolio

The MWI Edge: Premier Sales and Marketing Franchise Sales Representatives Direct Marketing Dual coverage approach with frequent contact Act as business consultants Continuous training initiatives Performance driven compensation Significant industry experience Over 825,000 pieces of direct marketing material distributed Comprehensive and specialty catalogs, loyalty programs, product/vendor programs, flyers, order stuffers

The MWI Edge: Innovative Technology Systems Technology systems closely integrated with customers’ day-to-day operations E-commerce System Inventory Management System

MWI Growth Strategies Expand Number of Veterinarians Served Offer Innovative, Differentiated Solutions to Veterinarians Increase Share of Spend from Existing Customers Pursue Strategic Acquisitions Expand Agreements with Existing and New Vendors Increase Overall Productivity and Profitability

Revenues of $831 million, growth of 17% Plus an additional $245 million of sales of agency products Net income of $19.9 million, growth of 18% Improvement in SG&A expenses as a percentage of revenues to 10.1% from 10.3% No borrowings on our $70 million credit line and $3.4 million in cash at September 30, 2008 Acquisition of AAHA MARKETLink in July 2008 and Tri V Services in October 2007 Opened new distribution center in Edwardsville, Kansas in October 2007 Growth of value-added services: E-commerce platform – Internet sales to independent practices and producers grew by 39% Pharmacy fulfillment program Other value-added services MWI Headline News in Fiscal Year 2008

What’s in store for Fiscal Year 2009 Completed first quarter of fiscal year 2009 with 14% revenue growth, 27% growth in net income and diluted EPS of $0.48 compared to $0.38 in the same period of the prior fiscal year Improve our low cost structure and make smart decisions with both our operating expenses and capital expenditures Expansion of our sales force Continued focus on value-added services, including our e-commerce platform, pharmacy fulfillment for both production and companion animal products and other value-added services Invest in productive infrastructure which includes the doubling of our capacity in our Dallas, Texas distribution center in November 2008 by moving to a larger facility Evaluation of strategic acquisitions Entered into 2009 Pfizer Livestock Products Distribution Agreement which has materially less favorable terms than the 2008 Distribution Agreement

Financial Overview Mary Pat Thompson

Total Revenues FY 2001 – 2008 CAGR 20.8% Strong Growth in Revenues Dollars in millions $221.4 $281.2 $341.7 $394.3 $496.7 $606.2 $710.1 $831.4 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2001 2002 2003 2004 2005 2006 2007 2008

Operating Income FY 2001 – 2008 CAGR 23.7% Strong Growth in Operating Income Dollars in millions

Condensed Consolidated Balance Sheet ($ in thousands) Assets 9/30/08 9/30/07 Cash $ 3,419 $ 8,599 Receivables, net 128,564 111,676 Inventories 118,403 94,623 Other current assets 3,977 2,880 Total Current Assets 254,363 217,778 Property and equipment, net 9,687 9,206 Goodwill & intangibles, net 48,672 37,978 Other assets, net 2,083 2,232 Total Assets $ 314,805 $ 267,194 Liabilities Line-of-credit $ - $ - Accounts payable 123,003 98,724 Accrued expenses & other current liabilities 9,951 7,790 Total Current Liabilities 132,954 106,514 Deferred income taxes 751 474 Long-term debt 97 195 Stockholders' Equity 181,003 160,011 Total Liabilities & Stockholders' Equity $ 314,805 $ 267,194

Debt Dollars in millions

Stockholders’ Equity Dollars in millions

Revenues – First Quarter Fiscal 2009 Dollars in millions Total Revenues +14.0% $203.4 $231.8 $185 $190 $195 $200 $205 $210 $215 $220 $225 $230 $235 Q108 Q109

Operating Income – First Quarter Fiscal 2009 Dollars in millions Operating Income +25.2% $7.7 $9.7

Net Income – First Quarter Fiscal 2009 Dollars in millions Net Income + 26.6% $4.7 $5.9 $3 $4 $5 $6 Q108 Q109

[LOGO]